Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS THIRD QUARTER 2024 RESULTS

Lake Forest, IL, October 22, 2024 – Packaging Corporation of America (NYSE: PKG) today reported third quarter 2024 net income of $238 million, or $2.64 per share, and net income of $239 million, or $2.65 per share, excluding special items. Third quarter net sales were $2.2 billion in 2024 and $1.9 billion in 2023.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended
	September 30,
	2024	2023	Change
Reported Diluted EPS	$2.64	$2.03	$0.61
Special Items Expense	0.01	0.02	(0.01)
Diluted EPS excluding Special Items (1)	$2.65	$2.05	$0.60

(1) Diluted EPS excluding Special Items is a non-GAAP financial measure. For information regarding our use of non-GAAP financial measures and descriptions and amounts of our special items, see the schedules with this release.

Reported earnings in the third quarter of 2024 include special items primarily for closure costs related to certain corrugated products facilities.

Excluding special items, the $.60 per share increase in third quarter 2024 earnings compared to the third quarter of 2023 was driven primarily by higher volume $.94 and prices and mix $.03 in the Packaging segment, higher volume in the Paper segment $.03, lower freight and logistics expenses $.09, lower scheduled outage expenses $.06, and lower interest expense $.05. These items were partially offset by lower prices and mix in the Paper segment ($.02), higher operating and converting costs ($.51), higher depreciation expense ($.05), and other expenses ($.02).

Results were $.20 above third quarter guidance of $2.45 per share primarily due to higher volume in the Packaging and Paper segments and higher prices and mix in the Packaging segment.

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended
	September 30,
	2024	2023
Segment operating income (loss)
Packaging	$320.7	$256.8
Paper	38.5	27.6
Corporate and Other	(32.1)	(25.8)
	$327.1	$258.6

Segment operating income (loss) excluding special items (1)
Packaging	$321.6	$256.7
Paper	38.5	30.2
Corporate and Other	(32.1)	(25.8)
	$328.0	$261.1

EBITDA excluding special items (1)
Packaging	$445.6	$374.2
Paper	43.1	35.4
Corporate and Other	(28.1)	(21.8)
	$460.6	$387.8

(1) Segment operating income (loss) excluding special items and EBITDA excluding special items are non-GAAP financial measures. We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release.

In the Packaging segment, corrugated products shipments per day were up 11.1% over last year’s third quarter and total shipments, with one additional shipping day, were up 12.9%. Shipments per day were up 5.8% versus the second quarter of 2024 and total shipments, with one less shipping day, were up 4.1%. Containerboard production was 1,293,000 tons, and containerboard inventory was up 25,000 tons from the third quarter of 2023 and down 3,000 tons compared to the second quarter of 2024. In the Paper segment, sales volume was up 4% versus the third quarter of 2023 and up 5% versus the second quarter of 2024.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “In the Packaging segment, we had great implementation of our previously announced containerboard and corrugated products price increases. Very strong demand throughout the quarter led to all-time quarterly records for containerboard production, total box shipments and shipments per day. We were able to meet this demand, and our customers’ quality and service needs, through the operational benefits of our capital spending program and the continued great focus and execution by our sales, customer service, mill and corrugated products plant employees. Our Paper segment had excellent results with our previously announced price increases implemented as planned, volume above forecasted levels, and well-managed mill operations. Fortunately, none of our facilities were significantly impacted by the two hurricanes during the quarter.”

“Looking ahead as we move from the third and into the fourth quarter,” Mr. Kowlzan added, “we expect demand in our Packaging segment to remain strong with corrugated shipments-per-day continuing to strengthen and slightly higher containerboard volume. However, total shipments for the corrugated business will be impacted by two less shipping days and recent hurricane damage to the strawberry crops in Florida. With current containerboard inventory below our target levels, we will also attempt to build some inventory prior to year-end. We expect continued realization from the previously announced price increases and higher export prices, although with a seasonally less rich mix compared to the third quarter. In our Paper segment, shipments will be lower versus the seasonally stronger third quarter while prices and mix should be fairly flat. Operating and converting costs are expected to increase driven by higher seasonal energy costs and chemical costs. Scheduled outage costs are estimated to be $(.12) per share higher than the third quarter, and depreciation expense should be slightly higher. Considering these items, we expect fourth quarter earnings of $2.47 per share.”

We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events. We do not currently expect any significant special items during the fourth quarter; however, additional special items may arise due to fourth quarter events.

PCA is the third largest producer of containerboard products and a leading producer of uncoated freesheet paper in North America. PCA operates eight mills and 86 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2023, and in subsequent quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS: (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 3rd Quarter 2024 Earnings Conference Call
Conference ID: Packaging Corporation of America

WHEN:	Wednesday, October 23, 2024 at 9:00am Eastern Time

PRE-REGISTRATION:	https://dpregister.com/sreg/10184918/fb352f9a34
OR
CALL-IN NUMBER:	(833) 816-1102 (U.S.); (866) 605-3852 (Canada) or (412) 317-0684 (International)
Dial in by 8:45am Eastern Time

WEBCAST INFO:	www.packagingcorp.com

REBROADCAST DATES:	October 23, 2024 through November 6, 2024

REBROADCAST NUMBERS:	(877) 344-7529 (U.S.); (855) 669-9658 (Canada) or (412) 317-0088 (International)
Passcode: 4213034

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2024		2023		2024		2023
Net sales	$2,182.4		$1,936.0		$6,237.2		$5,864.5
Cost of sales	(1,677.2)	(1)	(1,523.3)	(3)	(4,923.8)	(1)(2)	(4,575.7)	(3)
Gross profit	505.2		412.7		1,313.4		1,288.8
Selling, general, and administrative expenses	(162.0)	(1)	(144.2)		(463.3)	(1)	(438.1)	(3)
Other expense, net	(16.1)	(1)	(9.9)	(3)	(51.0)	(1)(2)	(37.1)	(3)
Income from operations	327.1		258.6		799.1		813.6
Non-operating pension income (expense)	1.2		(1.8)		3.4		(5.8)
Interest expense, net	(9.7)		(12.3)		(29.7)		(42.2)
Income before taxes	318.6		244.5		772.8		765.6
Provision for income taxes	(80.5)		(61.3)		(188.8)		(189.6)
Net income	$238.1		$183.2		$584.0		$576.0

Earnings per share:
Basic	$2.65		$2.04		$6.51		$6.41
Diluted	$2.64		$2.03		$6.48		$6.38

Computation of diluted earnings per share under the two class method:
Net income	$238.1	$183.2	$584.0	$576.0
Less: Distributed and undistributed income available to participating securities	(1.7)	(1.4)	(4.1)	(4.8)
Net income attributable to PCA shareholders	$236.4	$181.8	$579.9	$571.2
Diluted weighted average shares outstanding	89.5	89.5	89.5	89.5
Diluted earnings per share	$2.64	$2.03	$6.48	$6.38

Supplemental financial information:
Capital spending	$146.7	$89.8	$468.4	$328.6
Cash, cash equivalents, and marketable debt securities	$841.3	$726.5	$841.3	$726.5

(1)
The three and nine months ended September 30, 2024 include $0.9 million and $1.0 million of charges, respectively, consisting of closure costs related to corrugated products facilities. For the nine months ended September 30, 2024, these charges were partially offset by income primarily related to a favorable lease buyout for a closed corrugated products facility during the first quarter of 2024. These items were recorded in "Cost of sales", "Selling, general, and administrative expenses", and "Other expense, net", as appropriate.

(2)
The nine months ended September 30, 2024 include $9.7 million of charges related to the announced discontinuation of production of uncoated freesheet paper grades on the No. 3 machine at the Jackson, Alabama mill associated with the permanent conversion of the machine to produce linerboard and other paper-to-containerboard conversion related activities. The costs were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

(3)
The three and nine months ended September 30, 2023 include the following:

a.
$2.6 million and $8.2 million, respectively, of charges related to the announced discontinuation of production of uncoated freesheet paper grades on the No. 3 machine at the Jackson, Alabama mill associated with the permanent conversion of the machine to produce linerboard and other paper-to-containerboard conversion related activities. The costs were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

b.
$0.1 million of income and $13.5 million of charges, respectively, related to the closure of corrugated products facilities and design centers. Included therein are closure costs as well as the gain on sale of a corrugated products facility. These items were recorded in "Cost of sales", "Selling, general, and administrative expenses", and "Other expense, net", as appropriate.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Segment sales
Packaging	$2,008.7	$1,759.8	$5,715.3	$5,358.7
Paper	159.3	157.9	473.2	451.6
Corporate and Other	14.4	18.3	48.7	54.2
	$2,182.4	$1,936.0	$6,237.2	$5,864.5

Segment operating income (loss)
Packaging	$320.7	$256.8	$804.3	$810.5
Paper	38.5	27.6	94.9	90.8
Corporate and Other	(32.1)	(25.8)	(100.1)	(87.7)
Income from operations	327.1	258.6	799.1	813.6
Non-operating pension income (expense)	1.2	(1.8)	3.4	(5.8)
Interest expense, net	(9.7)	(12.3)	(29.7)	(42.2)
Income before taxes	$318.6	$244.5	$772.8	$765.6

Segment operating income (loss) excluding special items (1)
Packaging	$321.6	$256.7	$809.2	$823.7
Paper	38.5	30.2	100.7	99.3
Corporate and Other	(32.1)	(25.8)	(100.1)	(87.7)
	$328.0	$261.1	$809.8	$835.3

EBITDA excluding special items (1)
Packaging	$445.6	$374.2	$1,171.8	$1,171.0
Paper	43.1	35.4	114.3	115.3
Corporate and Other	(28.1)	(21.8)	(88.3)	(76.1)
	$460.6	$387.8	$1,197.8	$1,210.2

____________

(1)
Income (loss) from operations excluding special items, segment operating income (loss) excluding special items, earnings before non-operating pension income (expense), interest, income taxes, and depreciation, amortization, and depletion (EBITDA), segment EBITDA, EBITDA excluding special items, and segment EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Packaging
Segment operating income	$320.7	$256.8	$804.3	$810.5
Facilities closure and other costs (income)	0.9	(0.1)	1.0	13.5
Jackson mill conversion-related activities	—	—	3.9	(0.3)
Segment operating income excluding special items (1)	$321.6	$256.7	$809.2	$823.7

Paper
Segment operating income	$38.5	$27.6	$94.9	$90.8
Jackson mill conversion-related activities	—	2.6	5.8	8.5
Segment operating income excluding special items (1)	$38.5	$30.2	$100.7	$99.3

Corporate and Other
Segment operating loss	$(32.1)	$(25.8)	$(100.1)	$(87.7)
Segment operating loss excluding special items (1)	$(32.1)	$(25.8)	$(100.1)	$(87.7)

Income from operations	$327.1	$258.6	$799.1	$813.6

Income from operations, excluding special items (1)	$328.0	$261.1	$809.8	$835.3

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income Excluding Special Items and EPS Excluding Special Items (1)

	Three Months Ended
	September 30,
	2024				2023
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported in accordance with GAAP	$318.6	$(80.5)	$238.1	$2.64	$244.5	$(61.3)	$183.2	$2.03
Special items (2):
Facilities closure and other costs (income)	0.9	(0.2)	0.7	0.01	(0.1)	—	(0.1)	—
Jackson mill conversion-related activities	—	—	—	—	2.6	(0.6)	2.0	0.02
Total special items	0.9	(0.2)	0.7	0.01	2.5	(0.6)	1.9	0.02
Excluding special items	$319.5	$(80.7)	$238.8	$2.65	$247.0	$(61.9)	$185.1	$2.05

	Nine Months Ended
	September 30,
	2024				2023
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported in accordance with GAAP	$772.8	$(188.8)	$584.0	$6.48	$765.6	$(189.6)	$576.0	$6.38
Special items (2):
Jackson mill conversion-related activities	9.7	(2.4)	7.3	0.08	8.2	(2.0)	6.2	0.07
Facilities closure and other costs	1.0	(0.3)	0.7	0.01	13.5	(3.4)	10.1	0.11
Total special items	10.7	(2.7)	8.0	0.09	21.7	(5.4)	16.3	0.18
Excluding special items	$783.5	$(191.5)	$592.0	$6.57	$787.3	$(195.0)	$592.3	$6.56

____________

(1)
Net income excluding special items and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.
(2)
Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before non-operating pension (income) expense, interest, income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net income	$238.1	$183.2	$584.0	$576.0
Non-operating pension (income) expense	(1.2)	1.8	(3.4)	5.8
Interest expense, net	9.7	12.3	29.7	42.2
Provision for income taxes	80.5	61.3	188.8	189.6
Depreciation, amortization, and depletion	132.7	129.3	389.6	386.8
EBITDA (1)	$459.8	$387.9	$1,188.7	$1,200.4
Special items:
Facilities closure and other costs (income)	0.8	(0.1)	0.8	8.1
Jackson mill conversion-related activities	—	—	8.3	1.7
EBITDA excluding special items (1)	$460.6	$387.8	$1,197.8	$1,210.2

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment operating income (loss) to segment EBITDA and segment EBITDA excluding special items:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Packaging
Segment operating income	$320.7	$256.8	$804.3	$810.5
Depreciation, amortization, and depletion	124.1	117.5	362.7	352.7
EBITDA (1)	444.8	374.3	1,167.0	1,163.2
Facilities closure and other costs (income)	0.8	(0.1)	0.8	8.1
Jackson mill conversion-related activities	—	—	4.0	(0.3)
EBITDA excluding special items (1)	$445.6	$374.2	$1,171.8	$1,171.0

Paper
Segment operating income	$38.5	$27.6	$94.9	$90.8
Depreciation, amortization, and depletion	4.6	7.8	15.1	22.5
EBITDA (1)	43.1	35.4	110.0	113.3
Jackson mill conversion-related activities	—	—	4.3	2.0
EBITDA excluding special items (1)	$43.1	$35.4	$114.3	$115.3

Corporate and Other
Segment operating loss	$(32.1)	$(25.8)	$(100.1)	$(87.7)
Depreciation, amortization, and depletion	4.0	4.0	11.8	11.6
EBITDA (1)	(28.1)	(21.8)	(88.3)	(76.1)
EBITDA excluding special items (1)	$(28.1)	$(21.8)	$(88.3)	$(76.1)

EBITDA excluding special items (1)	$460.6	$387.8	$1,197.8	$1,210.2

____________

(1)
See footnote (1) on page 2, for a discussion of non-GAAP financial measures.